As Filed with the Securities and Exchange Commission on  December 9, 1997
                                              Registration No. 333-
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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

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                              Form S-8
                       REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933

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                   INTERNATIONAL BUSINESS MACHINES
                             CORPORATION
       (Exact name of registrant as specified in its charter)


           New York                    13-0871985
 (State or other jurisdiction       (I.R.S. Employer
     of incorporation or           Identification No.)
        organization)

                       Armonk, New York 10504
              (Address of Principal Executive Offices)

                            ------------

       Unison Software, Inc. 1991 Incentive Stock Option Plan
            Unison Software, Inc. 1995 Stock Option Plan
        Unison Software, Inc. 1993 Director Stock Option Plan
                            ------------


                           John E. Hickey
                    Vice President and Secretary
             International Business Machines Corporation
                       Armonk, New York 10504
                           (914) 499-1900
      (Name, address and telephone number, including area code,
                        of agent for service)



                   CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
                                    maximum        maximum
  Title of             Amount       offering      aggregate     Amount of
  securities            to be       price per     offering     registration
to be registered       registered     share         price          fee

Common Stock, par
par value $.50 per
share                  162,694[1]  $69.10[2]  $11,242,155.40[2]  $3,316.44
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[1] Based on 1,174,688 shares subject to outstanding options under the Unison Software, Inc. 1991 Incentive Stock Option
Plan, the Unison Software, Inc. 1995 Stock Option Plan and the Unison Software, Inc. 1993 Director Stock Option Plan
(collectively, the "Unison Plans").

[2] Estimated solely for the purpose of calculating the registration fee and based on a weighted average of the exercise price of options issued under the Unison Plans outstanding as of the date hereof, multiplied by a conversion factor to reflect the price at which such options could be exercised to purchase shares of common stock of IBM on the date hereof pursuant to the Merger Agreement.

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                               Part II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference herein and shall be deemed a part hereof:

          (a) The Annual Report of International Business Machines Corporation ("IBM") on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed by IBM pursuant to
     Section 13(a) or 15(d) of the Exchange Act since December 31,
     1996.

          (c) The description of IBM's common stock, contained in IBM's registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

All documents filed by IBM pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

          None.

Item 6.  Indemnification of Directors and Officers.

The By-Laws of IBM (Article VI, Section 6) provide the following:

          "The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be 'permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at any time."

The Certificate of Incorporation of IBM (Article Eleven) provides the following:

          "Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to such corporation's interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

In addition, IBM maintains directors' and officers' liability insurance policies.

Item 8.  Exhibits.

Exhibit Number                              Description

5              The opinion, dated December 9, 1997, of David S.
               Hershberg, Vice President and Assistant General
               Counsel of IBM

23.1           Consent of Independent Accountants

23.2           Consent of Counsel (included in Exhibit 5)

24             Powers of attorney

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of North Castle, State of New York, on the 9th day of December 1997.


                             INTERNATIONAL BUSINESS MACHINES
                             CORPORATION
                             By
                             /s/ JOHN E. HICKEY
                             (John E. Hickey, Vice President and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 9th day of December 1997.

Signature                               Title

         *
Louis V. Gerstner, Jr.                  Chairman of the Board of Directors and
                                        Chief Executive Officer
                                        (Principal Executive Officer)

         *
Lawrence R. Ricciardi                   Senior Vice President and
                                        Chief Financial Officer
                                        (Principal Financial Officer)
         *
John R. Joyce                           Controller
                                        (Principal Accounting Officer)

         *
Cathleen Black                          Director

         *
Harold Brown                            Director

         *
Juergen Dormann                         Director

         *
Nannerl O. Keohane                      Director

         *
Charles F. Knight                       Director

         *
Lucio A. Noto                           Director

         *
John B. Slaughter                       Director

         *
Alex Trotman                            Director

         *
Charles M. Vest                         Director




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* By: /s/ John E. Hickey
      ---------------------
      John E. Hickey
      Attorney-in-Fact

                            EXHIBIT INDEX

EXHIBIT NO.

5         Opinion of David S. Hershberg, Vice President and
          Assistant General Counsel

23.1      Consent of Independent Accountants

23.2      Consent of Counsel (included in Exhibit 5)

24        Powers of Attorney

                                                    December 9, 1997

International Business Machines Corporation
New  Orchard Road
Armonk, NY 10504

Ladies and Gentlemen:

I am Vice President and Assistant General Counsel of International Business Machines Corporation (herein called the "Corporation") and an attorney duly admitted to practice in the State of New York. I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") regarding the shares of Common Stock, par value $.50 per share, of the Corporation (the "Shares") to be issued pursuant to the Unison Software, Inc. 1991 Incentive Stock Option Plan, the Unison Software, Inc. 1995 Stock Option Plan and the Unison Software, Inc. 1993 Director Stock Option Plan (the "Plans").

I have reviewed such documents and records as I have deemed necessary or appropriate to enable me to express an informed opinion with respect to the matters covered hereby.

Based upon the foregoing, I am of the opinion that when issued or sold in accordance with the terms of the Plans the Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the use of my name in the Registration Statement as counsel who has passed upon the legality of the Shares, and to the use of this opinion as part of the Registration Statement as required by Section 7 of the Securities Act.


                                   Very truly yours,

                                   /s/ David S. Hershberg
                                   -------------------------
                                   David S. Hershberg
                                   Vice President and
                                   Assistant General Counsel